UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

CANOPY GROWTH CORPORATION
(Name of Registrant as Specified in Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Canopy Growth Announces Extension of Proxy Voting Deadline for Upcoming Annual General and Special Meeting

Shareholders now have until September 26, 2025 at 9:00 AM ET to submit votes to help ensure a quorum is achieved

Your Vote is Important! If you need assistance with voting your shares please contact Laurel Hill Advisory Group at 1-877-452-7184 or by e-mail at assistance@laurelhill.com

Smiths Falls, ON, September 24, 2025 — Canopy Growth Corporation (“Canopy Growth” or the “Company”) (TSX:WEED) (NASDAQ:CGC) announced today that it has extended the deadline for the submission of proxies related to its upcoming annual general and special meeting of shareholders (the “Meeting”) to September 26, 2025 at 9:00 AM ET. The Meeting will be held later the same day, at 1:00 PM ET via live audio webcast at www.virtualshareholdermeeting.com/WEED2025.

The deadline is being extended to allow holders (“Shareholders”) of Canopy Growth common shares (the “Shares”) more time to vote and to ensure a quorum is present at the Meeting.

As a requirement of the Company’s NASDAQ listing, a quorum at the Meeting consists of the presence, in person, by remote communication or by proxy duly authorized, of the holders of 33 1/3% of the outstanding Shares entitled to vote at the Meeting. If quorum is not present at the Meeting, the Meeting will need to be adjourned.

“We are very close to achieving a quorum for the Meeting and are extending the proxy cut-off to give more Shareholders the opportunity to vote and help ensure we can transact business at the Meeting,” said Luc Mongeau, Chief Executive Officer. “I encourage all Shareholders who have not voted yet to do so as soon as possible.”

Your Vote is Important!

Even if you haven’t voted before, it’s as important as ever to cast your vote and help Canopy Growth reach quorum for the Meeting. Every Shareholder has the power to help, and fortunately voting is both quick and easy!

Canopy Growth has retained Laurel Hill Advisory Group (“Laurel Hill”) as our proxy solicitor to answer questions and help Shareholders vote their Shares. For many Shareholders, you can vote over the phone by calling Laurel Hill toll-free 1–877–452–7184 (1-416-304-0211 for collect calls outside North America). Shareholders with questions about the Meeting or voting their Shares can also contact Laurel Hill at the above phone numbers, or by email at assistance@laurelhill.com.

In addition, you can independently vote by following the below instructions.

For the majority of Shareholders, voting will be facilitated by Broadridge Financial Solutions (“Broadridge”). These Shareholders will have received a form of proxy or voting instruction form from Broadridge with a 16-digit control number, which can be used to vote:

Online: http://proxyvote.com

By Phone: 1-800-474-7493

Shareholders who hold their Shares at Interactive Brokers LLC can vote online at http://proxypush.com using the provided control number.

Clients of Robin Hood Securities, LLC who are eligible to vote will receive a voting notice by email from noreply@robinhood.com. Voting is hosted by Say Technologies, with voting and materials available directly from the email.

Meeting Details

Greater details and rationale for each of the proposals can be found in Canopy Growth’s Proxy Statement that was mailed or made available to Shareholders and filed under the Company’s EDGAR and SEDAR+ profiles, and can also be found on the company’s website at https://www.canopygrowth.com/investors/investor-events/annual-general-and-special-meeting-2025.

YOUR VOTE IS IMPORTANT – PLEASE VOTE TODAY

The revised proxy voting deadline is 9:00 AM ET on September 26, 2025

Shareholder Questions

If you have questions or need more information about the Meeting, please contact Canopy Growth’s proxy solicitation agent, Laurel Hill, by telephone at 1-877-452-7184 toll-free in Canada or 416-304-0211 for international calls or by e-mail at assistance@laurelhill.com; and

Media Contact:

Alex Thomas

Sr. Director, Communications

alex.thomas@canopygrowth.com

Investor Contact:

Tyler Burns

Director, Investor Relations

Tyler.Burns@canopygrowth.com

About Canopy Growth

Canopy Growth is a world-leading cannabis company dedicated to unleashing the power of cannabis to improve lives.

Through an unwavering commitment to consumers, Canopy Growth delivers innovative products from owned and licensed brands, including Tweed, 7ACRES, DOJA, Deep Space, and Claybourne, as well as category defining vaporization devices by Storz & Bickel. In addition, Canopy Growth serves medical cannabis patients globally with principal operations in Canada, Europe and Australia.

Canopy Growth has also established a comprehensive ecosystem to realize the opportunities presented by the U.S. THC market through an unconsolidated, non-controlling interest in Canopy USA, LLC (“Canopy USA”). Canopy USA’s portfolio includes ownership of Acreage Holdings, Inc., a vertically integrated multi-state cannabis operator with operations throughout the U.S. Northeast and Midwest, as well as ownership of Wana Wellness, LLC, The Cima Group, LLC, and Mountain High Products, LLC (collectively, doing business as Wana), a leading North American edibles brand, and majority ownership of Lemurian, Inc.(doing business as Jetty), a California-based producer of high-quality cannabis extracts and clean vape technology.

At Canopy Growth, we’re shaping a future where cannabis is embraced for its potential to enhance well-being and improve lives. With high-quality products, a commitment to responsible use, and a focus on enhancing the communities where we live and work, we’re paving the way for a better understanding of all that cannabis can offer.

For more information visit www.canopygrowth.com. References to information included on, or accessible through, our website do not constitute incorporation by reference of the information contained at or available through our website, and you should not consider such information to be part of this press release.